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                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 15, 1998

                                     between

                      MCDONALD & COMPANY INVESTMENTS, INC.

                                       and

                                     KEYCORP




















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                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

RECITALS......................................................................1



                                    ARTICLE I

                       Certain Definitions; Interpretation
1.01     Certain Definitions..................................................2
1.02     Interpretation.......................................................8



                                   ARTICLE II

                                   The Merger
2.01     The Merger...........................................................8
2.02     Effective Time.......................................................8
2.03     Integration of Legal Entities........................................9
2.04     Reservation of Right to Revise Structure.............................9



                                   ARTICLE III

                             Consideration; Exchange
3.01     Merger Consideration.................................................9
3.02     Rights as Stockholders; Stock Transfers.............................10
3.03     Fractional Shares...................................................10
3.04     Exchange Procedures.................................................10
3.05     Adjustment of Exchange Ratio........................................11
3.06     Options.............................................................11



                                   ARTICLE IV

                       Actions Pending the Effective Time
4.01     Forebearances of the Company........................................12
4.02     Forebearances of the Acquiror.......................................14








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                                    ARTICLE V

                         Representations and Warranties
5.01     Disclosure Schedules................................................14
5.02     Standard............................................................15
5.03     Representations and Warranties of the Company.......................15
5.04     Representations and Warranties of the Acquiror......................28



                                   ARTICLE VI

                                    Covenants
6.01     Reasonable Best Efforts.............................................31
6.02     Stockholder Approvals...............................................31
6.03     Registration Statement..............................................32
6.04     Access; Information.................................................32
6.05     Acquisition Proposals...............................................33
6.06     Affiliate Agreements................................................33
6.07     Takeover Laws.......................................................34
6.08     No Rights Triggered.................................................34
6.09     NYSE Listing........................................................34
6.10     Regulatory Applications.............................................34
6.11     Retention Program...................................................34
6.12     Certain Employee Benefits...........................................35
6.13     Indemnification.....................................................35
6.14     Section 15 of the Investment Company Act............................36
6.15     Accountants' Letters................................................36
6.16     Notification of Certain Matters.....................................36
6.17     Press Releases......................................................37
6.18     Certain Policies of the Company.....................................37



                                   ARTICLE VII

                    Conditions to Consummation of the Merger
7.01     Conditions to Each Party's Obligation to Effect the Merger..........37
7.02     Conditions to Obligation of the Company.............................38
7.03     Conditions to Obligation of the Acquiror............................39








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                                  ARTICLE VIII

                                   Termination
8.01     Termination.........................................................40
8.02     Effect of Termination and Abandonment...............................41
8.03     Termination Fee.....................................................41



                                   ARTICLE IX

                                  Miscellaneous
9.01     Survival............................................................41
9.02     Waiver; Amendment...................................................41
9.03     Counterparts........................................................41
9.04     Governing Law.......................................................41
9.05     Expenses............................................................42
9.06     Notices.............................................................42
9.07     Entire Understanding; No Third Party Beneficiaries..................43



ANNEX A           Form of Stock Option Agreement
ANNEX B           [INTENTIONALLY OMITTED]
ANNEX C           List of Persons to Execute Employment Agreements
ANNEX D           Forms of Employment Agreements
ANNEX E           Terms and Conditions of Retention Program
ANNEX F           Form of Amendment to Company Rights Agreement
ANNEX G           Form of Company Affiliate Agreement






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         AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1998 (this
"Agreement"), between McDonald & Company Investments, Inc. (the "Company") and KeyCorp (the "Acquiror").

                                    RECITALS

         A. The Company. The Company is a Delaware corporation, having its principal place of business in Ohio.

         B . The Acquiror. The Acquiror is an Ohio corporation, having its principal place of business in Ohio.

         C. Certain Intentions of the Parties. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of the Company with and into the Acquiror, with the Acquiror being the corporation surviving such merger. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         D. Stock Option Agreement. As a condition and inducement to the Acquiror's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has executed and delivered a Stock Option Agreement with the Acquiror, in substantially the form of Annex A, pursuant to which the Company is granting to the Acquiror an option to purchase, under certain circumstances, shares of Company Common Stock.

         E. Employment Agreements. Certain employees of the Company identified on Annex C have executed and delivered employment agreements, as the case may be, with the Company in substantially the forms contained in Annex D.

         F. Retention Program. The Acquiror and the Company have agreed to establish a retention program on the terms described herein and in Annex E, the purpose of which is to retain the services of certain employees of the Company following the Merger.

         G. Board Action. The respective Boards of Directors of each of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the transactions provided for in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:








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                                    ARTICLE I

                       CERTAIN DEFINITIONS; INTERPRETATION

            1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

            "Acquiror" has the meaning set forth in the preamble to this Agreement.

            "Acquiror Common Stock" means the common stock, par value $1.00 per share, of the Acquiror.

            "Acquiror Preferred Stock" means the preferred stock, par value $1.00 per share, of the Acquiror.

            "Acquiror Reports" has the meaning assigned in Section 5.04(i)(5).

            "Acquiror Rights" means the rights to purchase Acquiror Stock outstanding from time to time pursuant to the Acquiror Rights Agreement.

            "Acquiror Rights Agreement" means the Restated Rights Agreement, dated as of May 15, 1997 and as amended thereafter, between the Acquiror and KeyBank National Association, as Rights Agent.

            "Acquiror Stock" means, collectively, the Acquiror Common Stock and the Acquiror Preferred Stock.

            "Acquisition Proposal" has the meaning assigned in Section 6.05.

            "Advisory Agreements" has the meaning assigned in Section
      5.03(m)(1).

            "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

            "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

            "AMEX" means the American Stock Exchange, Inc.

            "Average Closing Price" means as of any date, the average of the daily last sale prices of Acquiror Common Stock as reported on the NYSE Composite Transactions Reporting System (as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.





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            "CFTC" means the United States Commodities Futures Trading
      Commission.

            "Client" means any person, including the Registered Funds, to which the Company or any of its Subsidiaries provides products or services under any Contract.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" has the meaning assigned in the preamble to this Agreement.

            "Company Affiliate" has the meaning assigned in Section 6.06.

            "Company Board" means the Board of Directors of the Company.

            "Company By-Laws" means the By-laws of the Company, as amended.

            "Company Certificate" means the Certificate of Incorporation of the Company, as amended.

            "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

            "Company Meeting" has the meaning assigned in Section 6.02.

            "Company Preferred Stock" means the preferred stock, without par value, of the Company.

            "Company Reports" has the meaning assigned in Section 5.03(l)(10).

            "Company Rights" means the rights to purchase Company Stock outstanding from time to time pursuant to the Company Rights Agreement.

            "Company Rights Agreement" means the Agreement, dated as of November 1, 1995, and as amended thereafter, between the Company and National City Bank, as Rights Agent.

            "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

            "Company Stock Option" means each option to purchase shares of Company Common Stock under the Company Stock Plans.

            "Company Stock Plans" means the stock-based compensation plans of the Company Previously Disclosed as of the date hereof.

            "Compensation Plans" has, with respect to any person, the meaning assigned in Section 5.03(r)(1).






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            "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

            "Covered Employees" has the meaning assigned in Section 6.12.

            "Derivatives Contracts" has the meaning assigned in Section 5.03(u).

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Disclosure Schedule" has the meaning assigned in Section 5.01.

            "DOL" means the United States Department of Labor.

            "Effective Date" means the date on which the Effective Time occurs.

            "Effective Time" means the date and time at which the Merger becomes effective.

            "Employment Agreements" means, collectively, the employment agreements executed and delivered among the Acquiror, the Company or one of its Subsidiaries and certain of the employees of the Company or one of its Subsidiaries identified on Annex C, in substantially the forms contained in Annex D.

            "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources, or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(r)(3).

            "ERISA Plans" has the meaning assigned in Section 5.03(r)(2).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agent" has the meaning assigned in Section 3.04(a).

            "Exchange Fund" has the meaning assigned in Section 3.04(a).

            "Exchange Ratio" has the meaning assigned in Section 3.01(a)

            "Federal Reserve System" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

            "Financial Statements" has the meaning assigned in Section
      5.03(g)(2).




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            "Fund Board" has the meaning assigned in Section 5.03(m)(1).

            "Governmental Authority" means any court, administrative agency or commission or other foreign, federal, state or local governmental authority or instrumentality.

            "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. section 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

            "Indemnified Party" has the meaning assigned in Section 6.13(a).

            "Insurance Amount" has the meaning assigned in Section 6.13(b).

            "Insurance Policies" has the meaning assigned in Section 5.03(w).

            "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

            "Investment Company" has the meaning assigned for purposes of the Investment Company Act that is sponsored, organized, advised or managed by the Company or one of its Subsidiaries (including the Registered Funds).

            "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            "IRS" means the Internal Revenue Service.

            "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

            "Litigation" has the meaning assigned in Section 5.03(p).

            "Material" means, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is material to (1) the financial position, results of operations, assets, properties or business of the Acquiror and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, as the case may be, or (2) the ability of either the Acquiror or the Company timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement, in each case, other than any fact, circumstance, event or thing (i) generally affecting the securities industry, or resulting from general economic or market conditions (including changes in interest rates), changes in accounting principles or changes in laws, regulations or regulatory policies of general applicability (or interpretations thereof), or (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby; and provided that as of the Closing Date the failure of any Employment Agreement to be in full force and effect or the failure of the related employee to be employed by the





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      Company or any Subsidiary of the Company as of the Closing Date will not in and of itself be deemed Material to the Company and its Subsidiaries, taken as a whole, unless such failure (taken together with any other such failures) would cause the closing condition set forth in Section 7.03(e) to not be satisfied.

            "Merger" has the meaning assigned in Section 2.01(a).

            "Merger Consideration" has the meaning assigned in Section 2.04.

            "MSRB" means the Municipal Securities Rulemaking Board.

            "Multiemployer Plans" has the meaning assigned in Section
      5.03(r)(2).

            "New Certificates" has the meaning assigned in Section 3.04(a).

            "NYSE" means the New York Stock Exchange, Inc.

            "OGCL" means the General Corporation Law of the State of Ohio.

            "Old Certificates" has the meaning assigned in Section 3.04(a).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" has, with respect to any person, the meaning assigned in Section 5.03(r)(2).

            "person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

            "Previously Disclosed" has the meaning assigned in Section 5.01.

            "Pricing Date" means the fourth full NYSE trading day immediately preceding the Scheduled Closing Date.

            "Proxy Statement" has the meaning assigned in Section 6.03(a).

            "Registered Funds" has the meaning assigned in Section 5.03(m)(1).

            "Registration Statement" has the meaning assigned in Section
      6.03(a).

            "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

            "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.






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

            "Scheduled Closing Date" has the meaning assigned in Section 2.02.

            "SEC" means the Securities and Exchange Commission.

            "SEC Documents", with respect to the Company or the Acquiror, has the meaning assigned in Section 5.03(g) or 5.04(g), as the case may be.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

            "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc., the NYSE, the AMEX, the MSRB, the Midwest Stock Exchange and the Philadelphia Stock Exchange, or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or one of its Subsidiaries is otherwise subject.

            "Stock Option Agreement" means the Stock Option Agreement, dated the date hereof, between the Company and the Acquiror (which is in substantially the form of Annex A, as the same may be amended, supplemented of replaced from time to time).

            "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X; provided that "Subsidiary" shall not include, with respect to the Company, (1) any Registered Fund or any person in which a Registered Fund holds an ownership interest, or (2) any investment account advised or managed by a person on behalf of third parties.

            "Subsidiary Combination" has the meaning assigned in Section 2.03.

            "Surviving Corporation" has the meaning assigned in Section 2.01(a).

            "Takeover Laws" has the meaning assigned in Section 5.03(c)(2).

            "Taxes" means all federal, state, local and foreign taxes, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, and custom duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

            "Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

            "Termination Fee" has the meaning assigned in Section 8.03.

            "Treasury Shares" means shares of Company Common Stock owned by the Company or a Subsidiary of the Company.

            1.02 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital, Section, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith. References herein to "transactions contemplated by this Agreement" shall be deemed to include a reference to the Subsidiary Combination.

                                   ARTICLE II

                                   THE MERGER

            2.01 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

                  (a) STRUCTURE AND EFFECTS OF THE MERGER. The Company shall merge with and into the Acquiror, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). The Acquiror shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio, and the separate corporate existence of the Acquiror with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and OGCL.

                  (b) CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Acquiror as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the OGCL.

                  (c) BY-LAWS. The by-laws of the Surviving Corporation shall be the by-laws of the Acquiror as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the certificate of incorporation referred to in Section 2.01(b).

                  (d) DIRECTORS. The directors of the Surviving Corporation shall be the directors of the Acquiror immediately prior to the Effective Time, and such directors shall hold such office until such time as their successors shall be duly elected and qualified.

                  (e) OFFICERS. The officers of the Surviving Corporation shall be the officers of the Acquiror immediately prior to the Effective Time.

            2.02 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with Section 251 of the DGCL and, in the office of the Secretary of State of the State of Ohio, of a certificate of merger in accordance with Section 1701.81 of the OGCL, or at such later date and time as may be set forth in such certificates. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (1) on the date that is the fifth full NYSE trading day (the "Scheduled Closing Date") to occur after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Effective Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs), or (2) on such other date as the parties may agree in writing.

            2.03 Integration of Legal Entities. Following the Effective Time the parties hereto currently intend to effectuate, or cause to be effectuated, the combination (the "Subsidiary Combination") of the business of Key Capital Markets, Inc. with that of McDonald & Company Securities, Inc. The Company agrees to cooperate with the Acquiror and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be requested by the Acquiror to effect the Subsidiary Combination; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the Merger. The Company also agrees to cooperate with the Acquiror and to take all reasonable additional action prior to or following the Effective Time, including executing all requisite documentation and taking reasonable restructuring steps for regulatory purposes, as may be requested by the Acquiror to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the Merger.

            2.04 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (1) the Company is merged with and into any direct or indirect wholly owned subsidiary of the Acquiror, or (2) any direct or indirect wholly owned subsidiary of the Acquiror is merged with and into the Company; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration to be issued to the Company's stockholders in the Merger or under such alternative structure (the "Merger Consideration") or the treatment of the holders of Company Stock Options, (B) adversely affect the tax treatment to the Company's stockholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinion of Counsel referred to in Sections 7.01(h), or (C) materially impede or delay consummation of the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.


                                   ARTICLE III

                             CONSIDERATION; EXCHANGE

            3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

            (a) OUTSTANDING COMPANY COMMON STOCK. Each share of Company Common Stock, excluding Treasury Shares, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive a number of shares of Acquiror Common Stock, together with the appropriate number of attached Acquiror Rights, equal to $35.00 divided by the Average Closing Price as of the Pricing Date (subject to adjustment pursuant to Sections 3.05 and 8.01(f) and to the proviso to this Section 3.01(a), the "Exchange Ratio"); provided, that if the Average Closing Price is (1) less than $33.00, then the Average Closing Price for purposes of this Section

      3.01(a) will be deemed $33.00, (2) greater than $44.50 but not greater than $50.00, then the Average Closing Price for purposes of this Section 3.01(a) will be deemed $44.50, or (3) greater than $50.00, then the Exchange Ratio shall equal (for all purposes of this Agreement) a fraction the numerator of which is the sum of (A) $39.325 and (B) one half of the difference between the Average Closing Price and $50.00 and the denominator of which is such Average Closing Price (in each case, subject to adjustment pursuant to Section 3.05). Notwithstanding any other provision herein, the Exchange Ratio will be rounded to the nearest hundredth.

            (b) OUTSTANDING ACQUIROR COMMON STOCK. Each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as one share of common stock of the Surviving Corporation.


            (c) TREASURY SHARES. Each Treasury Share shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

            3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive (a) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and (b) the consideration provided under this Article III. Following the Effective Time, there shall be no transfers of Company Stock on the stock transfer books of the Company or the Surviving Corporation.

            3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Acquiror Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Acquiror shall pay to each holder of Company Common Stock who otherwise would be entitled to a fractional share of Acquiror Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Average Closing Price as of the Effective Date.

            3.04 Exchange Procedures. (a) At or prior to the Effective Time, the Acquiror shall deposit, or shall cause to be deposited, with KeyBank National Association (in such capacity, and including any successor that may from time to time be appointed by the Acquiror, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Acquiror Common Stock ("New Certificates") to be issued, and an estimated amount of cash to be paid, as Merger Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Time with respect thereto (without any interest on any such case, dividends or distributions), being hereinafter referred to as the "Exchange Fund").

       (b) Promptly after the Effective Date, the Surviving Corporation shall send or cause to be sent to each former holder of record of shares of Company Common Stock (other than Treasury Shares) immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the Merger Consideration. The Surviving Corporation will cause New Certificates and any check in respect of any fractional share interests or dividends or distributions that a former holder of Company Common Stock is entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing the shares of Company Common Stock formerly owned by such stockholder as of the Effective Time (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed), together with properly completed transmittal materials; provided that such New Certificates and any such check shall not be issued to any Company Affiliate unless and until such Company Affiliate has delivered an agreement pursuant to Section 6.06. No interest will be paid on any Merger Consideration, including cash to be paid in lieu of fractional share interests, or in respect of dividends or distributions which any such person may be entitled to receive pursuant to this Article III upon such delivery.

         (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) No dividends or other distributions on Acquiror Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III, and no such stockholder shall be eligible to vote such Acquiror Common Stock until the holder of such Old Certificates is entitled to receive New Certificates in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         (e) Any portion of the Exchange Fund that remains unclaimed by former stockholders of the Company for six months after the Effective Time shall be returned to the Acquiror. Any such stockholders who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for payment of any Merger Consideration, and any unpaid dividends and distributions on the Acquiror Common Stock to which such stockholder is entitled under this
Section 3.04, in each case, without any interest thereon.

            3.05 Adjustment of Exchange Ratio. If, after the date of this Agreement but prior to the Effective Time, the shares of Acquiror Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise) in the capitalization of the Acquiror, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio and to each of the prices referred to in Section 8.01(f) and the proviso to Section 3.01(a).

            3.06 Options. At the Effective Time, all Company Stock Options which are then outstanding and unexercised, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into options to purchase shares of Acquiror Common Stock on the same terms and conditions under the applicable Company Stock Plan and the stock option agreement by which such Company Stock Option is evidenced. From and after the Effective Time:

            (a) the number of shares of Acquiror Common Stock purchasable upon exercise of such Company Stock Option shall equal the product (rounded down to the nearest share) of (1) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time and (2) the Exchange Ratio, and

            (b) the per share exercise price under each such Company Stock Option shall be equal to the result (rounded up to the nearest cent) of dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio.

Notwithstanding the foregoing, each Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code.



                                   ARTICLE IV

                       ACTIONS PENDING THE EFFECTIVE TIME

            4.01 Forebearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Acquiror (which consent shall not be unreasonably withheld), the Company will not, and will cause each of its Subsidiaries not to:

            (a) ORDINARY COURSE. Conduct the business of the Company or any of its Subsidiaries other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates; or engage in any new lines of business.

            (b) CAPITAL STOCK. Other than pursuant to Previously Disclosed Rights outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the foregoing, the Company will not issue or agree to issue any shares of Company Stock or Rights under the Company Stock Plans other than pursuant to Previously Disclosed Rights outstanding on the date hereof.

            (c) DIVIDENDS, ETC. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than (A) regular quarterly cash dividends on Company Common Stock in an amount not to exceed $0.0625 per share paid with record and payment dates consistent with past practice and
      (B) dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company, as applicable (in each case having record and payment dates consistent with past practice), or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

            (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary and usual course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed Contracts existing on the date hereof, or (4) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice.

            (e) BENEFIT PLANS. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law, or (2) to satisfy Previously Disclosed Contracts existing on the date hereof.

            (f) DISPOSITIONS. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, or (2) sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

            (g) ACQUISITIONS. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, or (2) the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, merge or consolidate with, or acquire a material portion of the assets of, any other person.

            (h) GOVERNING DOCUMENTS. Amend the Company Certificate, the Company By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of the Company's Subsidiaries.

            (i) ACCOUNTING METHODS. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

            (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

            (k) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $250,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

            (l) FUND ACTION. Except as and to the extent required, based upon the advice of outside counsel, in the exercise of the fiduciary obligations of the Company or one of its Subsidiaries to any Investment Company, request that any action be taken by any Fund Board, other than
      (1) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material adverse effect on the Company or any Investment Company, (2) actions Previously Disclosed, or (3) actions necessary to allow consummation of the Merger or the Subsidiary Combination.

            (m) ADVERSE ACTIONS. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (2) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
      Article VII not being satisfied, or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

            (n) CAPITAL EXPENDITURES. Authorize or make any capital expenditures, other than (1) annual budgeted amounts Previously Disclosed, or (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $250,000 in the aggregate.

            (o) RISK MANAGEMENT. Except as required by applicable law or regulation, (1) implement or adopt any change in the risk management policies, procedures or practices of the Company, which, individually or in the aggregate with all such other changes, would be Material, or (2) fail to use commercially reasonable means to avoid any material increase in the aggregate exposure of the Company to risk from the general United States securities markets.

            (p) TAX MATTERS. Make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that are not Material and which are taken in the ordinary and usual course of business consistent with past practice.

            (q) NEW ACTIVITIES. Initiate any new business activity that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956, as amended.

            (r) COMMITMENTS. Agree or commit to do anything that would be precluded by clauses (a) through (q) without first obtaining the Acquiror's consent.

            4.02 Forebearances of the Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to (1) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code, (2) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied, or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law, or (3) make, declare, pay or set aside for payment any extraordinary dividend.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express informational requirement contained in or requested by a provision hereof, or (2) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV or VI; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively. Information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule, is referred to herein as "Previously Disclosed."

            5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event, or circumstance that should have been disclosed as an exception to one or more representations or warranties, unless such fact, event or circumstance (individually or taken together with all other facts, events or circumstances that should have been so disclosed with respect to any representation or warranty contained in Section
5.03 or 5.04) is not Previously Disclosed and would be Material with respect to the Company or the Acquiror, respectively.

            5.03 Representations and Warranties of the Company. Except as Previously Disclosed, the Company hereby represents and warrants to the Acquiror as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

            (b) CORPORATE POWER. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

            (c) CORPORATE AUTHORITY AND ACTION. (1) The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and the Stock Option Agreement and (B) subject only to receipt of the requisite approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                (2) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby each is exempt from, the requirements of (1) any applicable "moratorium," "control share," "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including Section 203 of the DGCL and (2) Article X of the Company Certificate.

            (d) REGULATORY FILINGS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for (A) filings of applications or notices with Previously Disclosed securities licensing or supervisory authorities, (B) the filing with the SEC of the Proxy Statement in definitive form, (C) approval of the NYSE and consents of national securities exchanges to the transfer of ownership of seats or memberships and (D) the filing of (x) a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (y) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL. As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

               (2) Subject only to the approval by the holders of a majority of the outstanding shares of Company Common Stock, the receipt of the regulatory approvals referred to in Section 5.03(d)(1), the expiration of applicable waiting periods and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By-laws or similar governing documents of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or Contract.

            (e) COMPANY STOCK. As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which not more than 18,437,632 shares are outstanding as of the date hereof, and 200,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 5,393,895 shares of Company Common Stock are held as Treasury Shares. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than the Company Rights and except as Previously Disclosed, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Company Stock which are issuable and reserved for issuance upon exercise of Company Stock Options as of the date hereof are Previously Disclosed in the Company's Disclosure Schedule.

            (f) Subsidiaries. (1) The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities, and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names, addresses and percentage ownership by any other person. No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

            (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. (1) The Company has provided or made available to the Acquiror copies of each registration statement, offering circular, report, definitive proxy statement or information statement filed by the Company with the SEC or circulated by the Company with respect to periods since January 1, 1995 through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or informa tion statement filed or circulated after the date hereof (collectively, the "Company's SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (2) Each of the Company's statements of financial condition included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Company and its Subsidiaries as of the date of such statement of financial condition and each of the statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Financial Statements"), fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

                    (3) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could reasonably be expected to result in such a liability, other than:

                  (A) liabilities provided for in the statement of financial condition included in the SEC Documents most recently filed prior to the date hereof, or disclosed in the notes thereto; or

                  (B) other undisclosed liabilities which, individually or in the aggregate, are not Material.

            (h) Absence of Certain Changes. Since January 1, 1998, the business of the Company, and its respective Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

                  (1) any event, occurrence, development or state of
            circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or stockholders' equity of the Company and its Subsidiaries, taken as a whole;

                  (2) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries' certificate of incorporation or by-laws (or similar governing documents);

                  (3) any (A) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other person, in each case, other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practices;

                  (4) any creation or assumption by the Company or any of its
            Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices;

                  (5) any making of any loan in excess of $250,000, or aggregate loans in excess of $1,000,000, advance or capital contributions to or investment in any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

                  (6) any change in any accounting policies or practices by the
            Company or any of its Subsidiaries; or

                  (7) any (A) employment, deferred compensation, severance,
            retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, except, in each case, in the ordinary course of business or as required by Contract or applicable law with respect to employees of the Company or any of its Subsidiaries;

                  (i) Contracts. (1) The Company has Previously Disclosed each of the following Contracts to which either the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

                        (A) any lease of real property;

                        (B) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets that provides for either (x) annual payments of $250,000 or more or
                  (y) aggregate payments of $1,000,000 or more;

                        (C) any partnership, joint venture or other similar
                  agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person, in each case, entered into other than in the ordinary course of business;

                        (D) any executory agreement relating to the acquisition
                  or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                        (E) any outstanding indenture, mortgage, promissory
                  note, loan agreement, guarantee or other agreement or commitment for the borrowing of money by the Company or one of its Subsidiaries or the deferred purchase price of property in excess of $1,000,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                        (F) any agreement that creates future payment
                  obligations in excess of $250,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less;

                        (G) any license, franchise or similar agreement material
                  to the Company or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the Company or any of its Subsidiaries;

                        (H) any exclusive dealing agreement or any agreement
                  that materially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom after the Effective Date;

                        (I) any compensation, employment, severance,
                  supplemental retirement or other similar agreement or arrangement with any employee or former employee of the Company or any of its Subsidiaries;

                        (J) any Advisory Agreement; and

                        (K) any other Contract , if any, that is a "material
                  contract" as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed as an exhibit to the Company's SEC Documents.

                       (2) Each Contract that has been, or is required to be Previously Disclosed pursuant to this Section, is a valid and binding agreement of the Company or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and the Company or its Subsidiaries parties thereto are not in default or breach in any material respect under the terms of any such Contract.

                  (j) CONTRACTS WITH CLIENTS. (1) Each of the Company and its Subsidiaries is in compliance with the terms of each Contract with any Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or threatened with any Client under the terms of any such Contract or with any former Client. The Company has made available to the Acquiror true and complete copies of all advisory, sub-advisory and similar agreements with any Clients.

                       (2) Each extension of credit by the Company or any of its Subsidiaries to any Client (A) is in full compliance with Regulation T of the Federal Reserve System or any substantially similar regulation of any governmental or regulatory agency or authority, (B) is fully secured and (C) the Company or one or more of its Subsidiaries, as the case may be, has a first priority perfected security interest in the collateral securing such extension of credit.

                  (k) REGISTRATIONS. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries or Affiliates is subject to regulation under the Investment Advisers Act or the Investment Company Act. The Company and its Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

                  (l) COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries, and, to the best of the Company's knowledge, each of their respective officers and employees:

                           (1) is in compliance with all applicable federal,
                  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

                           (2) has all permits, licenses, authorizations, orders
                  and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

                           (3) has received, since January 1, 1996, no
                  notification or written communication (or, to the best knowledge of the Company, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of the Company's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally);

                           (4) is not aware of any pending or threatened
                  investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof;

                           (5) is not, nor is any Affiliate of any of them,
                  subject to a "statutory disqualification" as defined in
                  Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation;

                           (6) is not required to be registered as an investment
                  company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any federal, state, local or foreign statutes, laws, rules or regulations. No broker-dealer Subsidiary acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act;

                           (7) in the conduct of its business with respect to
                  employee benefit plans subject to Title I of ERISA, has not
                  (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA and (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
                  Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or
                  Section 4975(a) of the Code;

                           (8) is subject to regulation under the Investment
                  Advisers Act or the Investment Company Act. The Company and its Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. The Company has made available to the Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1996 and (B) all records required to be kept by the Company under Rule G- 8(a)(xvi) of the MSRB. Since January 1, 1996, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries;

                           (9) is not subject to any cease-and-desist or other
                  order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1996, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                           (10) since January 1, 1996, has timely filed all
                  reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                  (m) INVESTMENT ADVISORY ACTIVITIES. (1) Each of the Investment Companies (or the trust of which it is a series) has been Previously Disclosed and is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies that represents itself in its offering materials as qualifying as a "regulated investment company" under the Code is so qualified. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("Registered Funds") is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons") (as defined in the Investment Company Act) of the Registered Funds or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable. The Company has provided or made available to the Acquiror true and complete copies of all the constituent documents and related advisory, sub-advisory and similar agreements ("Advisory Agreements") of all of the Registered Funds.

                           (2) Each of the Investment Companies is in compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company. The Company has made available to the Acquiror true and complete copies of all the constitutive documents and related advisory agreements of all of the Investment Companies managed or advised by the Company or any of its Subsidiaries.

                           (3) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company or governing instruments for a Client. The Company and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

                           (4) Each Registered Fund has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

                           (5) Neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither the Company, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

                  (n) PROPERTIES; SECURITIES. (1) Except as reserved against in the Company's Financial Statements dated before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the Material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. To the best of the Company's knowledge, all buildings and all the Material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles). The Company has Previously Disclosed, as of the date hereof, a list of all real estate owned by it or a Company Subsidiary. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with generally accepted accounting practices.

                           (2) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or a Company Subsidiary holds for its own account involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Effective Time, no additional persons will need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of 5% or more and the nature and amount of each such interest and, as of the Effective Time, no additional persons will need to be included on such a list.

                  (o) TAXES. (1) All Tax Returns with respect to the Company or its subsidiaries including consolidated United States federal income tax returns of it and its subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate in all material respects;

                           (2) all Taxes shown to be due on such Tax Returns have been paid in full or adequate reserves have been established in accordance with generally accepted accounting principles for the payment of such Taxes;

                           (3) all Taxes due with respect to completed and settled examinations have been paid in full or adequate reserves have been established in accordance with generally accepted accounting principles for the payment of such Taxes;

                           (4) no issues have been raised by the relevant taxing authority in connection with the examination of any such Tax Returns; and

                           (5) no currently effective waivers of statutes of limitations (excluding such statues that relate to years currently under examination by the IRS) have been given by or requested in writing (or to the best knowledge of the Company, any other communication) with respect to any Taxes of it or any of its subsidiaries.

                  (p) LITIGATION. Except as disclosed in the Company's SEC Documents filed before the date of this Agreement, no litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against the Company or any of its Subsidiaries, and, to the best of the Company's knowledge, no such Litigation has been threatened. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending (or, to the best of the Company's knowledge, threatened) arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including equity or debt securities, mutual funds, insurance Contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any of its Subsidiaries was a manager, co-manager, syndicate member or distributor, Derivatives Contracts or structured notes).

                  (q) EMPLOYEES; LABOR MATTERS. (1) Each of the Company and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company nor any of its Subsidiaries are engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board.

                           (2) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of the employees of any of the Companies or their Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. There are no pending or threatened charges or complaints alleging sexual or other harassment or other discrimination by the Company, any of its Subsidiaries or any of their employees, agents or representatives .

                  (r) EMPLOYEE BENEFIT PLANS. (1) The Company has Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance Contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, Contracts or arrangements maintained or contributed to by it or any of the Company Subsidiaries for the benefit of current or former employees or directors or their beneficiaries (the "Compensation Plans"). True and complete copies of all Compensation Plans, including, but not limited to, any trust instruments and/or insurance Contracts, if any, forming a part thereof, and all amendments thereto have been made available to the Acquiror.

                           (2) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under
         Section 401(a) of the Code, has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                           (3) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has contributed or been obligated to contribute to a Multiemployer Plan at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                           (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
         Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (5) Under each Pension Plan which is a
         single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no adverse change in the financial condition of such plan since the last day of the most recent plan year.

                           (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                           (7) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

                  (s) ENVIRONMENTAL MATTERS. The Company and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and its Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien

                  (t) INTERNAL CONTROLS. The Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) DERIVATIVES; ETC. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts (collectively,"Derivatives Contracts"), whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor, to the best of the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company's SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since March 31, 1998, there has not been a material change in such value.

                  (v) NAMES AND TRADEMARKS. The Company and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property currently used by them in the conduct of their businesses; each of such names, service-marks, trademarks and other intellectual property has been Previously Disclosed; and, in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trademarks in any such state.

                  (w) INSURANCE. The Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (x) NO BROKERS. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fees to be paid by the Company to Lazard Freres & Co. LLC and Morgan Stanley & Co. Incorporated in amounts and on terms Previously Disclosed.

                  (y) COMPANY RIGHTS AGREEMENT. The Company has duly adopted an amendment to the Company Rights Agreement in the form of Annex F, as a result of which neither the Acquiror nor any affiliate or associate will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur, and the rights issued under the Company Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby and the Company rights will expire at the Effective Time.

                  5.04 Representations and Warranties of the Acquiror. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) CORPORATE POWER. The Acquiror and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.

                  (c) CORPORATE AUTHORITY. The Acquiror has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution, delivery of and performance of its obligations under, this Agreement and the Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding agreement of the Acquiror, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (d) REGULATORY APPROVALS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror of this Agreement, or to consummate the Merger, except for (A) the filing of applications and notices, as applicable, with the Federal Reserve System and the Department of Justice; (B) approval of the listing on the NYSE of the Acquiror Common Stock to be issued as Merger Consideration (and related Acquiror Rights); (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of (x) a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (y) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL; and (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Acquiror Common Stock in the Merger. As of the date hereof, the Acquiror is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated hereby will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                           (2) Subject only to receipt of the regulatory approvals referred to in Section 5.04(d)(1), the expiration of applicable waiting periods and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Acquiror or of any of its Subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

                  (e) ACQUIROR STOCK. (1) As of the date hereof, the authorized capital stock of the Acquiror consists solely of 1,400,000,000 shares of Acquiror Common Stock, of which not more than 450,000,000 shares were outstanding as of the date hereof, and 25,000,000 shares of Acquiror Preferred Stock, of which no shares are outstanding. As of the date hereof, other than the Acquiror Rights and except as Previously Disclosed, there are no shares of Acquiror Stock authorized and reserved for issuance, the Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and the Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights, except pursuant to this Agreement.

                           (2) The shares of Acquiror Common Stock to be issued as Merger Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not in violation of any preemptive rights.

                  (f) SUBSIDIARIES. Each of the Acquiror's Significant Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. (1) The Acquiror has provided or made available to the Company copies of the Acquiror's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Acquiror or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Acquiror's SEC Documents") with the SEC. As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement) each of the SEC Documents, including the financial statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circular filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (2) Each of the Acquiror's statements of financial condition included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Acquiror and its Subsidiaries as of the date of such statement of financial condition and each of the statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the SEC Documents, including any related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

                  (h) LITIGATION. Except as disclosed in the Acquiror's SEC Documents filed before the date of this Agreement, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against the Acquiror or any of its Subsidiaries, and, to the best of the Acquiror's knowledge, no such Litigation has been threatened.

                  (i) COMPLIANCE WITH LAWS. The Acquiror and each of its Significant Subsidiaries:

                           (1) is in compliance with all applicable federal,
                  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

                           (2) has all permits, licenses, authorizations, orders
                  and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Acquiror's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

                           (3) has received, since January 1, 1996, no
                  notification or written communication (or to the best knowledge of the Acquiror, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Acquiror's knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of Acquiror's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

                           (4) is not subject to any cease-and-desist or other
                  order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1996, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                           (5) since January 1, 1996, has timely filed all
                  reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Acquiror Reports"). As of their respective dates, the Acquiror Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                  (j) NO BROKERS. No action has been taken by the Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by the Acquiror to Goldman, Sachs & Co.

                  (k) ABSENCE OF CERTAIN CHANGES. Since January 1, 1998, there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or stockholders' equity of the Acquiror and its Subsidiaries, taken as a whole.


                                   ARTICLE VI

                                    COVENANTS

                  6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain (1) any consents of Clients (including in the case of Registered Funds, stockholders of such Registered Funds) necessary to effect the assignment of any Advisory Agreement to the Surviving Corporation upon consummation of the Merger and (2) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

                  6.02 Stockholder Approvals. The Company agrees to take, in accordance with applicable law, applicable stock exchange rules, the Company Certificate and the Company By-Laws, all action necessary to convene, and shall hold, an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting") as promptly as practicable after the Registration Statement is declared effective. Unless the Company Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL, the Company Board shall recommend such approval, and the Company shall take all reasonable, lawful action to solicit such approval by its stockholders.

                  6.03 Registration Statement. (a) The Acquiror agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by the Acquiror with the SEC in connection with the issuance of Acquiror Common Stock (and related Acquiror Rights) in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and, provided, that the Acquiror has prepared the Registration Statement as required above, the Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and, provided, that the Company, and its Subsidiaries have cooperated as required above, the Acquiror agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of the Company and the Acquiror agrees to use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Acquiror also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  6.04 Access; Information. (a) Each of the Company and the Acquiror agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours and at such other times as are reasonably necessary throughout the period prior to the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each of the Company and the Acquiror agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.04 unless such information (1) was already known to such party, (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains, or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  6.05 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that, if the Company is not otherwise in violation of this Section 6.05, the Company Board may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if (1) the Company Board, after having consulted with and considered the written advice of outside counsel to such Board, has determined in good faith that the provision of such information or the engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL and (2) the Company has received from such person a confidentiality agreement on substantially the same terms as entered into by the Acquiror. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly advise the Acquiror on a current basis following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

                  6.06 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to the Acquiror a schedule of each person that, to the Company's knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. The Company agrees to use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company and the Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form of Annex G.

                  6.07 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                  6.08 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions contemplated hereby do not and will not result in the grant of any Rights to any person (1) under the Company Certificate or Company By-laws, or (2) under any Contract to which the Company or any of its Subsidiaries is a party (except as expressly contemplated by the mandatory provisions under its stock option plans or Contracts effective as of the date hereof that have been Previously Disclosed, as applicable).

                  6.09 NYSE Listing. The Acquiror shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued to the holders of Company Common Stock in the Merger.

                  6.10 Regulatory Applications. (a) The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  6.11 Retention Program. (a) At the Effective Time, the Company will have established a retention program on terms described in Annex E to be used to retain certain employees of the Company.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall take all actions necessary to effect the items set forth in Annex E , and Annex E shall be deemed incorporated into this Section 6.11.

                  6.12 Certain Employee Benefits. At the Effective Time, the Acquiror will provide employees of the Company who as of the Effective Time become employed by the Acquiror or any of its Subsidiaries (the "Covered Employees"), with employee benefit plans, programs and arrangements that in the aggregate are substantially comparable to those currently provided by the Company (other than plans, programs and arrangements involving the potential issuance of securities of the Company) or, at the option of the Acquiror, the Acquiror will maintain such plans, programs and arrangements currently provided by the Company. For purposes of all employee benefit plans, programs and arrangements maintained or contributed to by the Acquiror and its Subsidiaries, the Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company of each Covered Employee (to the same extent such service is recognized under any analogous plans, programs or arrangements of the Company immediately prior to the Effective Time to the extent such a plan, program or arrangement is in effect immediately prior to the effective date) as service rendered to the Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder. The Acquiror will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation Plans) and eligibility waiting periods under any health plans to be waived with respect to
(a) Covered Employees who, immediately prior to the Effective Time, participated in a health plan, and (b) their eligible dependents. The Acquiror shall honor, pursuant to the terms of the Previously Disclosed Compensation Plans, and to the extent consistent with applicable law, all employee benefit obligations to current and former employees of the Company under such plans. Nothing in this
Section 6.12 shall prevent Acquiror from amending or terminating any Compensation Plans of the Company or the Acquiror (or its Subsidiaries) or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

                  6.13 Indemnification. (a) Following the Effective Time and for a period of six years thereafter, the Acquiror shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law, the Company Certificate and the Company By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to the Acquiror) selected by the Acquiror and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standards and the Acquiror shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. At the Effective Time, the Acquiror shall assume all of the Company's obligations under any Previously Disclosed Contracts in effect as of the date hereof providing for indemnification of present or former directors or officers of the Company or its Subsidiaries.

         (b) For a period of five years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) (as opposed to the Company) with respect to claims against such directors and officers arising from fact or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquiror be required to expend more than 200 percent of the current amount expended by the Company (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for a comparable five-year period; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.13(b), the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Acquiror thereof; provided that the failure so to notify shall not affect the obligations of the Acquiror under Section 6.13(a) unless and to the extent the Acquiror is actually prejudiced as a result of such failure.

         (d) The provisions of this Section 6.13 are intended to be for the benefit of, and enforceable in accordance with their terms by, Indemnified Parties.

                  6.14 Section 15 of the Investment Company Act. (a) The Company will use its reasonable best efforts to obtain as promptly as practicable, (1) the approval of the stockholders of each of the Registered Funds, pursuant to the provisions of Section 15 of the Investment Company Act if applicable thereto, of a new investment company advisory agreement for such Registered Funds no less favorable to the Company or its Subsidiaries to that in effect immediately prior to the Closing and in compliance with Section 15 of the Investment Company Act, to the extent applicable, and (2) a consent to assignment from each private account holder to whom it is providing investment advisory services.

         (b) The Company shall assure, prior to the Effective Time, that the composition of the board of directors or trustees, as the case may be, of each Registered Fund is in compliance at the time with Section 15(f)(1)(A) of the Investment Company Act.

         (c) The parties each agree for a period of three years following the Effective Time to use their respective reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the Registered Funds and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the covenants contained in this Section 6.14 are intended only for the benefit of parties to this Agreement and their respective stockholders and holders of stock options immediately prior to the Effective Time and for no other person.

                  6.15 Accountants' Letters. Each of the Company and the Acquiror shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of Ernst & Young LLP independent auditors, dated (1) the date on which the Registration Statement shall become effective and (2) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

                  6.16 Notification of Certain Matters. (a) Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

         (b) The Company and each of its Subsidiaries shall promptly notify the Acquiror, and the Acquiror shall promptly notify the Company, of:

                  (1) any notice in writing (or to the best knowledge of the Company, any other communication) from any person alleging that the consent of such person is or may be required as a condition to the Acquisition;

                  (2) any notice or other written communications from any client
         (A) terminating or threatening to terminate any material Contract with the Company or any of its Subsidiaries relating to the rendering of services to such client, or (B) relating to any material dispute with such client; or

                  (3) any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

                  6.17 Press Releases. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

                  6.18 Certain Policies of the Company. (a) Upon the request of the Acquiror, the Company shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its reasonable best efforts to record certain accounting adjustments intended to conform the litigation and other accrual and reserve policies of the Company so as to reflect the policies of the Acquiror; provided, however, that the Company shall not be obligated to record any such accounting adjustments pursuant to this Section 6.18(a) unless and until the Company shall be satisfied that the conditions to the obligation of the parties to consummate the Merger will be satisfied or waived on or before the Effective Time and (b) in no event until the day prior to the Effective Date. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.18.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the Acquiror and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Effective Time of each of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon in accordance with
         Section 251 of the DGCL, other applicable law and the Company Certificate and Company By-Laws.

                  (b) GOVERNMENTAL AND REGULATORY CONSENTS. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self-Regulatory

         Organizations required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that the Acquiror would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

                  (c) THIRD PARTY CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material adverse effect on the Surviving Corporation.

                  (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (f) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been received and be in full force and effect.

                  (g) LISTING. The shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (h) TAX OPINIONS. The Acquiror shall have received an opinion of Sullivan & Cromwell, counsel to the Acquiror, and the Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Company, in each case dated the Effective Date, substantially to the effect that, based on the facts and assumptions stated therein, for United States federal income tax purposes, the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering their respective opinions, Sullivan & Cromwell and Wachtell, Lipton, Rosen & Katz may rely as to factual matters on the representations made in this Agreement and in separate certificates addressed to such counsel by both the Company and the Acquiror. In addition, such opinion may be subject to customary qualifications.

                  7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the

         Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by a senior executive officer of the Acquiror to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE ACQUIROR. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by a senior executive officer of the Acquiror to such effect.

                  (c) ACCOUNTANTS' LETTERS. The Company shall have received the letters referred to in Section 6.15 from Ernst & Young LLP, the Acquiror's independent auditors.

                  7.03 Conditions to Obligation of the Acquiror. The obligation of the Acquiror to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                 (c) ACCOUNTANTS' LETTERS. The Acquiror and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.15 from Ernst & Young LLP, the Company's independent auditors.

                  (d) COMPANY RIGHTS. No person shall have become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall have occurred, and the Company Rights shall not have become separable, distributable, redeemable or exercisable.

                  (e) EMPLOYMENT AGREEMENTS. The Employment Agreements of (1) each individual comprising Group A as set forth in Annex C and (2) seven of the individuals comprising Group B as set forth in Annex C (including at least one of the two individuals listed in Acquiror's Disclosure Schedule with respect to this Section) shall be in full force and effect (other than as a consequence of death or disability) and, in each case, such individual shall not have committed an act or omission that would permit their termination for "cause" thereunder.

                                  ARTICLE VIII

                                   TERMINATION

                  8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company.

                  (b) BREACH. At any time prior to the Effective Time, by the Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material adverse effect on the breaching party or the Surviving Corporation.

                  (c) DELAY. At any time prior to the Effective Time, by the Acquiror or the Company in the event that the Merger is not consummated by June 15, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By the Company or the Acquiror in the event
         (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority , or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall be made subject to any condition or restriction described in the proviso to Section 7.01(b), or (2) any stockholder approval required by Section 7.01(a) herein is not obtained at the Company Meeting.

                  (e) FAILURE TO RECOMMEND, ETC. By the Acquiror, if at any time prior to the Company Meeting the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.02 or otherwise).

                  (f) FAILURE TO ADJUST BY THE ACQUIROR. By the Company, at any time during the two-day period commencing with the date immediately following the Pricing Date, if the Average Closing Price as of the Pricing Date is less than $29.00; provided, that:

                           (1) If the Company elects to exercise its termination
                  right pursuant to this Section 8.01(f), it will give irrevocable written notice to the Acquiror during the two-day period referred to therein;

                           (2) During the two-day period commencing with the
                  date of its receipt of such notice, the Acquiror will have the option of adjusting the Exchange Ratio to a fraction (rounded to the nearest hundredth) the numerator of which is the product of $35.00 and $29.00 and the denominator is the product of $33.00 and the Average Closing Price as of the Pricing Date; and

                           (3) If the Acquiror determines so to adjust the
                  Exchange Ratio, it will give written notice (within such two-day period) to the Company of its determination and the adjusted Exchange Ratio, whereupon no termination shall occur pursuant to this Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so adjusted), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(f).

                  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (1) as set forth in Sections 8.03, 9.01 and 9.05 and (2) that termination will not relieve a breaching party from liability for any willful breach of this Agreement.

                  8.03 Termination Fee. If the Acquiror terminates this Agreement pursuant to Section 8.01(e) following receipt by the Company of an Acquisition Proposal, then, within five business days of such termination, the Company shall pay the Acquiror by wire transfer in immediately available funds a fee of $5,000,000 (the "Termination Fee").


                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) the agreements of the parties contained in Sections 6.13 and in this Article IX shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.04(b), 8.02 and 8.03 and in this Article IX shall survive such termination.

                  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (1) waived by the party benefitted by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

                  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State.

                  9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between the Company and the Acquiror.

                  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (1) on the date of delivery, if personally delivered or telecopied (with confirmation), (2) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (3) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                    If to the Acquiror, to:

                         KeyCorp
                         127 Public Square
                         Cleveland, Ohio  44114
                         Attention:  Thomas C. Stevens, Esq.
                         Facsimile:  (216) 689-7827

                    With a copy to:

                         Mitchell S. Eitel, Esq.
                         Sullivan & Cromwell
                         125 Broad Street
                         New York, New York 10004
                         Facsimile:  (212) 558-3588.

                    If to the Company, to:

                         McDonald & Company Investments, Inc.
                         800 Superior Avenue
                         Cleveland, Ohio  44114
                         Attention:  William B. Summers, Jr.
                         Facsimile:  (216) 443-8452



                    With a copy to:

                         Edward D. Herlihy, Esq.
                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York 10019
                         Facsimile:  (212) 403-2000.

                    and to:

                         Thomas McKee, Esq.
                         Calfee, Halter & Griswold
                         1400 McDonald Investment Center
                         Cleveland, Ohio  44114
                         Facsimile:  (216)241-0816


                  9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules) and the Stock Option Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13, insofar as such Section expressly provides certain rights to the persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


                         *             *             *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                              MCDONALD & COMPANY INVESTMENTS, INC.


                              By: /s/ William B. Summers, Jr.
                                 -----------------------------------
                                 Name: William B. Summers, Jr.
                                 Title: President and Chief Executive Officer


                              KEYCORP


                              By: /s/ Thomas C. Stevens
                                 -----------------------------------
                                 Name:  Thomas C. Stevens
                                 Title: Senior Executive Vice President